As filed with the Securities and Exchange Commission on February 22, 2021.

Registration Statement No. 333-252036

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Canada	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

(604) 396-3066

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.	Rod Talaifar, Esq.	Joseph A. Smith, Esq.	Steven D. Bennett, Esq.
Haynes and Boone, LLP	Sangra Moller LLP	Ellenoff Grossman & Schole LLP	Stikeman Elliott LLP
30 Rockefeller Plaza	1000 Cathedral Place	1345 Avenue of the Americas	5300 Commerce Court West
26th Floor	925 West Georgia Street	11th Floor	199 Bay Street
New York, New York 10112	Vancouver, BC, Canada V6C 3L2	New, York, New York 10105	Toronto, Ontario Canada, M5L 1B9
Tel: +1 212 659-7300	Tel: +1 604 662-8808	Tel: +1 212 370-7889	Tel: +1 416 869-5205

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gold Royalty Corp. is filing this Amendment No. 2 to its registration statement on Form F-1 (File No. 333-252036) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 8.	Exhibits and Financial Statement Schedules

The exhibits listed below are filed as part of this Registration Statement.

Exhibit No.	Description

1.1^	Form of Underwriting Agreement

3.1*	Articles of Incorporation, as presently in effect

3.2*	Amended and Restated By-law No. 1

3.3*	By-law No. 2

4.1^	Specimen common share certificate

4.2^	Specimen warrant certificate

4.3^	Form of Warrant Agreement by and between Continental Stock Transfer & Trust Company and the Registrant

5.1^	Opinion of Sangra Moller LLP, Canadian counsel to the Company, as to the validity of the common shares

5.2^	Opinion of Haynes and Boone, LLP, U.S. counsel to the Company, as to the validity of the warrants

10.1#*	Employment Letter Agreement with David Garofalo, dated August 1, 2020

10.2#*	Employment Letter Agreement with Josephine Man, dated November 18, 2020

10.3#*	Employment Letter Agreement with John Griffith, dated August 31, 2020

10.4#*	Equity Incentive Plan, dated October 19, 2020

10.5#**	Long Term Incentive Plan

10.6*	Form of Indemnification Agreement for Directors and Officers

10.7*†	Royalty Purchase Agreement, dated November 27, 2020, by and between the Registrant and GoldMining Inc.

10.8*†	Form of Royalty Agreement

10.9*	Consulting Agreement, dated September 1, 2020, by and between the Registrant and Ian Telfer

23.1*	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2^	Consent of Sangra Moller LLP (included in Exhibit 5.1)

23.3^	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)

23.4*	Consent of Paulo Pereira

24.1*	Powers of Attorney (included on the signature pages of the Registration Statement filed January 12, 2021)

^ Filed herewith

* Previously filed

** To be filed by amendment.

# Indicates management contract or compensatory plan.

† Portions of this exhibit (indicated by asterisks) have been excluded because such information is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on February 22, 2021.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	February 22, 2021
David Garofalo	Executive Officer) and Chairman

/s/ Josephine Man	Chief Financial Officer (Principal Financial	February 22, 2021
Josephine Man	Officer and Principal Accounting Officer)

*	Chief Development Officer	February 22, 2021
John W. Griffith

*	Director of Technical Services	February 22, 2021
Alastair Still

*	Director	February 22, 2021
Amir Adnani

*	Director	February 22, 2021
Garnet Dawson

*	Director	February 22, 2021
Warren Gilman

*	Director	February 22, 2021
Ken Robertson

*	Director	February 22, 2021
Alan Hair

*By:	/s/ David Garofalo
David Garofalo Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-1 to be signed by the undersigned, thereunto duly authorized, on February 22, 2021.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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